Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement on Form N-2 of Great Elm Capital Corp. of our reports dated September 28, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Full Circle Capital Corporation and Subsidiaries, appearing in this Registration Statement on Form N-2 filed by Great Elm Capital Corp.

We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ RSM US LLP

New York, New York

July 28, 2017